Exhibit hhh(i)

AT&T CORP.
SENIOR MANAGEMENT
UNIVERSAL LIFE INSURANCE PROGRAM
(amended July 28, 2003)

Section   8.                             Amendment and Termination

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8.2  Continued  Maintenance of Program After Change in Control.  Notwithstanding any other  provision  of the Program to the  contrary  (including,  but not limited to the  provisions  of Section 8.0 and Section 8.1), if a Change in Control occurs,  the Company (or its successor)  shall continue to maintain the  Program  in  accordance  with its  terms and  conditions  prior to the occurrence  of the Change in Control  (including,  but not  limited to, the provisions  in Section 5.1 and Section 5.2 that require the Company to make applicable premium payments and tax adjustment payments,  respectively, and any amendment to such terms and  conditions  that was duly adopted prior to the occurrence of the Change in Control), without any material reduction in any Program benefits, features or Participant or Policyholder rights, for a minimum of two (2) years after the Change in Control occurs.

8.3  Prohibition  on  Amendments  After Change in Control.  Notwithstanding  any other provision of the Program to the contrary (including,  but not limited to, the  amendment  provisions  set forth in Section 8.0 and Section  8.1), unless  required by  applicable  law,  after the  occurrence of a Change in Control, no amendment shall be made by the Board (or the successor board of directors),  a delegate, the Company (or the successor of the Company), any committee,  any officer,  any employee of the Company (or the  successor of the Company) or by any other party,  to suspend,  modify,  or eliminate the Program  continuation  provisions set forth in Section 8.2, or to eliminate the  restrictions  contained in this Section 8.3, and no such  amendment to the Program  made in  violation  of this  Section  8.3 shall be  effective.  Nothing in Section 8.2 or this  Section 8.3 shall be  construed to preclude the  Company  (or the  successor  of the  Company)  from  implementing  any amendment to the Program that was duly adopted  prior to the  occurrence of the Change in Control, but does not become effective until after the Change in Control occurs.

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